UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2010
(September 10, 2010)

NEW ORIENTAL ENERGY & CHEMICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33470	20-1917956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Xicheng Industrial Zone of Luoshan, Xinyang
Henan Province, The People’s Republic of China	464200

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (86) 27 853 75701

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 10, 2010, New Oriental Energy & Chemical Corp. (the “Company”) received a notification letter stating NASDAQ has denied the Company’s request for continued listing on The NASDAQ Capital Market.
.
As previously disclosed on July 9, 2010 the Company received notification from that the Company’s stockholders’ equity of $1,225,480, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, did not comply with the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5550(b)(1).  On August 27, 2010, as provided in the NASDAQ Listing Rules, the Company submitted to NASDAQ a plan and timeline to achieve and sustain compliance.

The determination letter states that the Company's appeal of the delisting determination must be made to a NASDAQ Listing Qualification Panel (the “Panel”) by submitting a hearing request on or before 4:00 p.m. Eastern Time on September 17, 2010 and that a hearing request will stay the suspension of the Company's securities and the filing of the Form 25-NSE pending the Panel's decision. The Company intends to timely submit a hearing request and to present its plan of compliance in support of the Company's position at the hearing. The Company is currently considering actions that may allow it to regain compliance with the NASDAQ continued listing standards and maintain its NASDAQ listing. However, there can be no assurances that the Panel will grant a request for a hearing or that the Company will be able to successfully argue in support of its position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2010

NEW ORIENTAL ENERGY &CHEMICAL CORP.

By:	/s/ Donglai Li
Name: Donglai Li
Title: Chief Financial Officer